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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ravelston Management Inc.:

We consent to the use of our report dated May 30, 2003, except as to note 10(d), which is as of September 5, 2003 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Toronto, Canada
September 17, 2003